                                                                       Exhibit 4


                         REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 6, 1999, by and among FARM FAMILY HOLDINGS, INC., a Delaware corporation (the "Company"), and THE SHAREHOLDERS OF THE COMPANY set forth on the signature pages hereof (each, a "Shareholder" and collectively, the "Shareholders").

          WHEREAS, each of the Shareholders is the owner of the number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth opposite the name of such Shareholder on Exhibit A hereto (collectively, the "Shares"); and

          WHEREAS, pursuant to the Amended and Restated Option Purchase Agreement, dated as of February 26, 1998, as amended by Amendment No. 1, dated as of April 28, 1998, and Amendment No. 2, dated as of January 14, 1999 (as so amended, the "Option Purchase Agreement"), by and among the Company and each of the Shareholders, the Company agreed to grant to the Shareholders certain registration rights with respect to the Shares upon the terms and subject to the conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:



          Section 1.  Demand Registration.
                      -------------------

          1.1  Notice.  Upon the terms and subject to the conditions set forth
               ------
herein, upon written notice by the holders of a majority of the Shares held by the Shareholders or their Permitted Transferees (as defined in Section 1.3) (the Shareholders and such Permitted Transferees being collectively referred to herein as the "Holders") requesting that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares held by such Holders, which notice shall specify the intended method or methods of disposition of such Shares, the Company will promptly give written notice of the proposed registration to all other Holders and will use its best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by the Company within 20 days after receipt of the Company's written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request; provided, however, that:
                                       --------  -------

          (a) if the Company shall have previously effected a registration, the Company shall not be required to effect a registration pursuant to this Section 1 until 180 days shall have elapsed from the effective date of the most recent such previous registration;

          (b)  if, upon receipt of a registration request pursuant to this
Section 1, the Company is advised in writing, with a copy to the Holders of Shares proposed to be included in the offering (the "Selling Holders"), by a recognized independent investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities by the Company (other than in connection with employee benefit and similar plans) (a "Company Offering") that had been contemplated by the Company prior to the notice by the Holders requesting registration, the Company shall not be required to effect a registration pursuant to this Section 1 until the earliest of (i) 180 days after the completion of such Company Offering, (ii) the termination of any "blackout" period required by the underwriters, if any, to be applicable to the Holders in connection with such Company Offering, (iii) promptly after abandonment of such Company Offering or (iv) 180 days after the date of written notice by the Holders requesting registration;

          (c)  if, while a registration request is pending pursuant to this
Section 1, the Company determines in the good faith judgment of the general counsel of the Company that the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with the requirements of the Securities and Exchange Commission ("SEC"), the Company shall not be required to effect a registration pursuant to this Section 1 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 120 days after the Company makes such good faith determination;

          (d) subject to Section 2.3(b), Holders shall have the right to exercise registration rights pursuant to this Section 1 only once; and

          (e) the number of Shares registered pursuant to a registration requested pursuant to this Section 1, (i) shall represent more than 35% of the Shares and (ii) shall have an aggregate expected offering price of at least $10 million.

          1.2  Registration Expenses.  All Registration Expenses (as defined in
               ---------------------
Section 6) for any registration requested pursuant to this Section 1 shall be paid 50% by the Company and 50% by the Selling Holders, on the basis of the respective amounts of the securities then being registered on behalf of each of such Selling Holder; provided that if any securities are registered
                     --------
for sale for the account of any Person (as such term is defined in Section 2(2) of the Securities Act) other than the Selling Holders pursuant to Section 1, each such other Person shall bear its pro rata share of the Registration
                                      --- ----
Expenses.


          1.3  Permitted Transferees.  As used in this Agreement, "Permitted
               ---------------------
Transferees" shall mean any transferee, whether direct or indirect, of Shares designated by any Shareholder in a written notice to the Company as provided for in Section 7.6. Such written notice shall be signed by such Shareholder and the Permitted Transferee so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to such Shareholder. Permitted Transferees will be entitled to the benefits of this Agreement.

          1.4  Third Person Shares.  The Company shall have the right to cause
               -------------------
the registration of securities for sale for its own account or for the account of any Person in any registration of Shares requested pursuant to this Section 1; provided that the Company shall not have the right to cause the registration
   --------
of such securities if the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder) that, in such firm's opinion, registration of such securities would materially and adversely affect the offering and sale of Shares then contemplated by the Selling Holders.

          1.5  Selection of Underwriters.  If a requested registration pursuant
               -------------------------
to this Section 1 involves an underwritten offering, there shall be selected one or more underwriters for such Shares, such underwriters to be selected by the holders of a majority of the Shares held by the Selling Holders requesting such registration.

          1.6  Priority in Requested Registrations.  If a requested registration
               -----------------------------------
pursuant to this Section 1 involves an underwritten offering, and the managing underwriter shall advise the Selling Holders requesting registration of Shares in writing (with a copy to the Company) that, in its opinion, the inclusion of all the securities to be included in such registration would interfere with the sale of the Shares to be sold in such offering by the Selling Holders within a price range acceptable to the majority (by number of Shares) of the Selling Holders requesting such registration, the Company will include in such registration (i) first, Shares requested to be included in such registration by such Selling Holders, pro rata among such Selling Holders on the basis of the
                      --- ----
number of Shares which are requested by them and (ii) second, securities of the Company proposed by the Company to be sold for its own account or for the account of any Person.

          1.7  Effective Registration.  Notwithstanding any provision herein to
               ----------------------
the contrary, a registration requested
pursuant to Section 1.1 hereof shall not be deemed to have been effected (and not requested for purposes of Section 1.1) (i) unless the registration statement relating thereto has become effective under the Securities Act, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by a Selling Holder and, as a result thereof, the Shares requested to be registered cannot be completely distributed in accordance with the plan of distribution, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by a Selling Holder or (iv) if, pursuant to Section 1.6, less than all of the Shares requested to be registered were actually registered.


          Section 2.  Registration Procedures.
                      -----------------------

          2.1  Registration and Qualification.  If and whenever the Company is
               ------------------------------
required to use its best efforts to effect the registration of any Shares under the Securities Act as provided in Section 1, the Company will as promptly as is practicable:

          (a) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act regarding such Shares, which registration statement will be on a form consistent with the intended method of distribution thereof; provided, however, that before filing
                                         --------  -------
with the SEC a registration statement or prospectus, the Company shall furnish to counsel for the Selling Holders copies of all such documents proposed to be filed, which documents shall be subject to the reasonable and timely review of counsel for the Selling Holders. The Company will also notify counsel for the Selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such Shares until the earlier of (i) such time as such Shares have been disposed of in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement or (ii) such time as such Shares are no longer required to be registered for the sale thereof by the Holder thereof by reason of Rule 144(k) of the SEC under the Securities Act or any other rule of similar effect;

          (c) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies (one of which will be fully executed) of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

          (d) use its best efforts to register or qualify all Shares covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of its Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) (i) furnish to the Selling Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, and (ii) use its best efforts to furnish to the Selling Holders, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request;

          (f) immediately notify the Selling Holders at any time when a prospectus relating to a registration pursuant to Section 1 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (g) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, the "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Shares; and

          (h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          The Company may require the Selling Holders to furnish the Company with such information regarding the Selling Holders and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

          Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), such Selling Holder will forthwith discontinue its disposition of Shares pursuant to the registration statement relating to such Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(f) and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies (other than permanent file copies then in such Selling Holder's possession) of the prospectus relating to such Shares current at the time of receipt of such notice.

          2.2  Underwriting.  If requested by the underwriters for any
               ------------
underwritten offering of Shares pursuant to a registration requested hereunder (including any registration under Section 2 which involves, in whole or in part, an underwritten offering), the Company will use reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 4 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.1(e). The Selling Holders of Shares to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

          2.3  Blackout Periods.  (a)  At any time when a registration statement
               ----------------
effected pursuant to Section 1 relating to Shares is effective, upon written notice from the Company to the Selling Holders that the Company determines in the good faith judgment of the general counsel of the Company that the Selling Holders sale of Shares pursuant to the registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with SEC requirements (an "Information Blackout"), the Selling Holders shall suspend sales of Shares pursuant to such registration statement until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material, (ii) 120 days after the Company makes such good faith determination or (iii) such time as the Company notifies the Selling Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period").

          (b) Any delivery by the Company of notice of an Information Blackout during the 120 days immediately following effectiveness of any registration statement effected pursuant to Section 1 shall give the Selling Holders the right, by notice to the Company within 20 days after the end of such blackout period, to cancel such registration and obtain for the Holders one additional registration right (a "Blackout Termination Right") under Section 1.1(d).

          (c) If there is an Information Blackout and the Selling Holders do not exercise the cancellation right, if any, pursuant to clause (b) of this
Section 2.3, or, if such cancellation right is not available, the period set forth in Section 2.1(b)(ii) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

          2.4  Listing.  In connection with the registration of any offering of
               -------
Shares pursuant to this Agreement, the Company agrees to use its best efforts to effect the listing of such Shares on any securities exchange on which any shares of the

Common Stock are then listed or otherwise facilitate the public trading of such Shares.

          2.5  Holdback Agreement.  To the extent not inconsistent with
               ------------------
applicable law, each Shareholder agrees not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after any registration pursuant to Section 1 has become effective, except as part of such registration, if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

          Section 3.  Preparation; Reasonable Investigation.  In connection with
                      -------------------------------------
the preparation and filing of each registration statement registering Shares under the Securities Act pursuant to this Agreement, the Company will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business, financial condition and results of operations of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          Section 4.  Indemnification and Contribution.
                      --------------------------------

          4.1  Indemnification and Contribution.  (a)  In the event of any
               --------------------------------
registration of any Shares hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the

Company will reimburse each such Person, as incurred, for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided,
                                                                 --------
however, that the Company shall not be liable in any such case to the extent
-------
that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Holders or such underwriter specifically for use in the preparation thereof and provided further that the
                                                    -------- -------
Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Selling Holders or any such Person and shall survive the transfer of such securities by the Selling Holders. The Company also shall agree to provide for contribution as shall reasonably be requested by the Selling Holders or any underwriters in circumstances where such indemnity is held unenforceable.

          (b) The Selling Holders, by virtue of exercising their respective registration rights hereunder, agree and undertake, jointly and severally, to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 4), jointly and severally, the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if, but only to the extent that, such statement or omission was made in reliance upon and in conformity with written information furnished by the Selling Holders to the Company specifically for inclusion in such registration statement or prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Holders. The Selling Holders also shall agree to provide for contribution as shall reasonably be requested by the Company for any underwriters in circumstances where such indemnity is held unenforceable.

          (c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 4 (with appropriate modifications) shall be given by the Company and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

          Section 5.  Benefits and Termination of Registration Rights.  The
                      -----------------------------------------------
Shareholders may jointly exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves; provided,
                                                                  --------
however, any Permitted Transferees of Shares shall be subject to and bound by
-------
all of the terms and conditions hereof applicable to any Shareholder and, to the extent that a Permitted Transferee requests to be included in an offering, to those terms and conditions expressly applicable to Selling Holders. The registration rights hereunder shall cease to apply to Shares: (a) when a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement; (b) such time as such Shares are no longer required to be registered for the sale thereof by the Holder thereof by reason of Rule 144(k) of the SEC under the Securities Act or any other rule of similar effect; (c) when they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) when they shall have ceased to be outstanding; or (e) in all events, on the second anniversary of the date of this Agreement.

          Section 6.  Registration Expenses.  As used in this Agreement, the
                      ---------------------
term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of Shares to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (c) the cost of printing and producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of Shares to be disposed of;
(d) all expenses in connection with the qualification of Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(e) the filing fees incident to securing any required review by the securities exchange on which any shares of the Common Stock are then listed of the terms of the sale of Shares to be disposed of; (f) the costs of preparing stock certificates; and (g)the costs and charges of the Company's transfer agent and registrar. Registration Expenses shall not include underwriting discounts and underwriters commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders.

          Section 7.  Miscellaneous.
                      -------------

          7.1  No Inconsistent Agreements.  The Company shall not on or after
               --------------------------
the date of this Agreement enter into any agreement with respect to its securities that violates the rights expressly granted to the Shareholders in this Agreement.

          7.2  Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of and be enforceable by the parties hereto and with respect to the Company, its respective successors and assigns, and with respect to any Shareholder, any Permitted Transferees of the Shares.

          7.3  Governing Law; Jurisdiction.  This Agreement shall be construed,
               ---------------------------
performed and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

          7.4  Severability.  In the event that any part of this Agreement is
               ------------
declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

          7.5  Rule 144.  If and for so long as the Company is subject to the
               --------
reporting requirements of the Exchange Act, the Company shall take measures and file such information, documents, and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision) under the Securities Act.

          7.6  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) If to the Company, to:

               Farm Family Holdings, Inc.
               P.O. Box 656
               Albany, New York  12201-0656

               Attention:  General Counsel
                           Telephone:  (518) 431-5409
                           Telecopy:  (518) 431-5999

           (b) If to the Shareholders, to:

               The addresses of each Shareholder
               listed on Exhibit A hereto.

               with a copy to:

               Dewey Ballantine
               1301 Avenue of the Americas
               New York, New York  10019

               Attention:  Jeff Liebmann

          7.7  Amendments; Waivers.  This Agreement may be amended or modified,
               -------------------
and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or continuing waiver of any such condition or of the breach of any other provision, term or covenant of this Agreement.

          7.8  Section and Paragraph Headings.  The section and paragraph
               ------------------------------
headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          7.9  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which shall constitute the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        FARM FAMILY HOLDINGS, INC.


                                        By___________________________
                                         Name:
                                         Title:


                                        CONNECTICUT FARM BUREAU
                                         SERVICE COMPANY


                                        By___________________________
                                         Name:
                                         Title:


                                        DELAWARE FARM BUREAU SERVICE
                                         COMPANY, INC.


                                        By___________________________
                                         Name:
                                         Title:


                                        MAINE FARM BUREAU SERVICE
                                         COMPANY

                                        By___________________________
                                         Name:
                                         Title:


                                        MASSACHUSETTS FARM BUREAU
                                         SERVICE COMPANY, INC.


                                        By___________________________
                                         Name:
                                         Title:

                                        NEW HAMPSHIRE FARM BUREAU
                                         FEDERATION


                                        By___________________________
                                         Name:
                                         Title:


                                        NEW JERSEY FARM BUREAU SERVICE
                                         COMPANY


                                        By___________________________
                                         Name:
                                         Title:


                                        NEW YORK FARM BUREAU SERVICE
                                         COMPANY, INC.


                                        By___________________________
                                         Name:
                                         Title:


                                        RHODE ISLAND FARM BUREAU
                                         FEDERATION, INC.


                                        By___________________________
                                         Name:
                                         Title:


                                        VERMONT FARM BUREAU, INC.


                                        By___________________________
                                         Name:
                                         Title:


                                        WEST VIRGINIA FARM BUREAU, INC.


                                        By___________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                           FARM FAMILY HOLDINGS, INC.
                           --------------------------

                                  SHAREHOLDERS
                                  ------------


Registered Holder                                 Number of Shares
-----------------                                 ----------------

The Connecticut Farm Bureau Service Company             69,449
510 Pigeon Hill Road
Windsor, Connecticut  06095-2112

Delaware Farm Bureau Service Company                    38,585
233 S. Dupont Highway
Camden-Wyoming, Delaware  19934

Maine Farm Bureau Service Co.                           15,449
RR 4, Box 1254
4 Gabriel Drive
Augusta, Maine  04330-9322

Massachusetts Farm Bureau Service Company Inc.         100,322
466 Chestnut Street
Ashland, Massachusetts  01721-2299

New Hampshire Farm Bureau Federation                        26
295 Sheep Davis Road
Concord, New Hampshire  03301

New Jersey Farm Bureau Service Company                 231,527
168 W. State Street
Trenton, New Jersey  08608

New York Farm Bureau Service Company, Inc.             339,578
Route 9W, Box 992
Glenmont, New York  12077-0992

Rhode Island Farm Bureau Federation, Incorporated       30,882
201 Comstock Parkway
Cranston, Rhode Island  02921-2007

Vermont Farm Bureau, Inc.                                  171
RR 2, Box 123
Richmond, Vermont  05477-9605

West Virginia Farm Bureau, Inc.                         30,882
1 Red Rock Road                                        -------
Buckhannon, West Virginia  26201

Total                                                  856,871
                                                       =======